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                                                             EXHIBITS 5(a) AND 8


HELLER EHRMAN LLP

April 7, 2006

AVA Formation Corp.
1411 East Mission Avenue
Spokane, WA  99202

RE:   AVA FORMATION CORP. - REGISTRATION STATEMENT ON FORM S-4


Ladies and Gentlemen:

      We have acted as counsel to AVA Formation Corp., a Washington corporation (the "Company"), in connection with an offer by the Company to issue up to 58,000,000 shares of the Company's Common Stock, no par value (the "Securities"), as described in a Registration Statement on Form S-4, filed under the Securities Act of 1933, as amended (the "Securities Act") on February 15, 2006, and amended by Amendment No. 1 to Form S-4 filed on Form S-4/A on March 23, 2006 and Amendment No. 2 to Form S-4 to be filed on Form S-4/A on April 7, 2006 (as so amended, the "Registration Statement"). Capitalized terms used but not otherwise defined in this opinion have the meanings set forth in the Registration Statement.

                                       I.

      We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion: (a) the Registration Statement, including the information deemed to be a part thereof pursuant to
Rule 430A(b) of the rules and regulations of the Securities and Exchange Commission under the Securities Act; (b) each of the agreements and instruments filed as exhibits to the Registration Statement; (c) the Articles of Incorporation of the Company certified by the Washington Secretary of State as of April 6, 2006, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion; (d) the Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion; (e) a Certificate of Existence/Authorization relating to the Company and issued by the Washington Secretary of State, dated April 6, 2006; (f) records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Company's board of directors ("Board") and any committees of the Board relating to the transactions contemplated by the Registration Statement and the issuance of the Securities; and (g) certificates of officers of the Company and Avista Corporation, a Washington corporation, as to certain factual matters.
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                                                             AVA Formation Corp.
                                                                   April 7, 2006
                                                                          Page 2

                                       II.

      We have also assumed, without making any inquiry into the reasonableness or validity thereof, that:

      A. The Securities will be issued as set forth in the Registration Statement and in accordance with the proceedings and actions of the Board and any committees of the Board relating to the transactions contemplated by the Registration Statement.

      B. There will be at or prior to the consummation of the Share Exchange due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

      C. All statements, descriptions and representations of fact contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and will continue to be true and correct in all material respects as of the consummation of the Share Exchange and all other relevant times, and no actions have been (or will be) taken that are inconsistent with such representations.

      D. The Share Exchange will be consummated in accordance with the Plan of Share Exchange (and without any waiver, breach or amendment of any of the provisions thereof) and the Registration Statement.

      This opinion is limited to the federal laws of the United States of America and the laws of the State of Washington, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion. With respect to the opinions relating to taxation in paragraphs 2 and 3 of Part III, it should be noted that no ruling has been sought from the Internal Revenue Service as to the federal tax treatment of the Share Exchange and that such opinions are not binding on the Internal Revenue Service or the courts or any government body.

                                      III.

      Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for our opinion, and subject to the assumptions, limitations and qualifications expressed herein, it is our opinion that:

      1. The Securities, when issued and delivered against payment therefor as contemplated in the Registration Statement, will be legally issued, fully paid and nonassessable.

      2. The Share Exchange will be treated as the transfer by the holders of Avista Common Stock of their Avista Common Stock to AVA solely in exchange for all of the outstanding stock of AVA in a tax-free exchange described in Code Section 351.
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                                                             AVA Formation Corp.
                                                                   April 7, 2006
                                                                          Page 3

      3. The disclosure in the Registration Statement under the heading "Material United States Income Tax Consequences" constitutes our opinion of the material U.S. federal income tax consequences of the Share Exchange, subject to the limitations set forth therein.

                                       IV.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm, as counsel, in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

      This opinion is being delivered solely to you in connection with the filing of the Registration Statement and is solely for your benefit and the benefit of the holders of the Securities. This opinion may not be relied upon by you or the holders of the Securities for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts, circumstances, events or developments in areas covered by this opinion that occur or that are brought to our attention after the date of this opinion. Dewey Ballantine LLP is hereby authorized to rely on this opinion as to matters governed by the laws of the State of Washington as if it were addressed to them.

                                    Very truly yours,

                                    /s/ Heller Ehrman LLP